EXHIBIT 23.0



                CONSENT OF INDEPENDENT ACCOUNTANTS
                ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-54391) of the Fisher-Price, Inc. Matching Savings Plan, as amended, of our report dated June 9, 1995 appearing on pages 2 and 3 of this Form 11-K.



/s/ Price Waterhouse LLP
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Buffalo, New York
June 29, 1995

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